UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     September 30, 2013________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.05                 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 30, 2013, Ply Gem Industries, Inc. (the “Company”), a wholly-owned subsidiary of Ply Gem Holdings, Inc. (“Ply Gem Holdings”), announced that it will realign production across two manufacturing facilities in Calgary, Alberta, Canada, which will improve the Company’s overall operating efficiency. The two manufacturing facilities resulted from the Company’s acquisition of Gienow Canada Inc. (“Gienow”), completed in April 2013, combined with the pre-existing manufacturing facility of Ply Gem Canada, Inc. (“Ply Gem Canada”). These realignment plans include shifting the majority of the vinyl window and door production into Gienow’s manufacturing facility in Calgary, Alberta, Canada, while maintaining wood window and door production in the Ply Gem Canada’s manufacturing facility also located in Calgary, Alberta, Canada. In connection with this realignment, distribution will also be realigned across Gienow and Ply Gem Canada distribution centers in Western Canada.

Consistent with the Company's acquisition and integration plans, management expects that these realignments will reduce costs and increase operating efficiencies. Production will begin to be realigned during October 2013, with the majority expected to be completed by March 2014. In connection with these plans, the Company expects to incur pre-tax exit and restructuring cash and non-cash costs together of approximately $4.3 million, which includes lease and contract termination costs, personnel-related costs and other facilities-related costs.

As a result of this realignment, combined with other expected synergies associated with the Gienow acquisition, the Company expects to realize estimated annual cost savings and synergies ranging from $5.0 million to $10.0 million beginning in 2014.

Certain statements made herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in Ply Gem Holdings’ filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 4, 2013

PLY GEM HOLDINGS, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary